CYTOKINETICS AND ROYALTY PHARMA ANNOUNCE $100 MILLION TRANSACTION FOR OMECAMTIV MECARBIL

Royalty Pharma Buys 4.5 Percent Royalty on Worldwide Sales for $90 Million
Plus $10 Million Equity in Cytokinetics

Cytokinetics Agrees to Exercise Option to Co-Fund Phase 3 Development Program
Under Collaboration with Amgen for Increased Royalty and Co-Promotion Rights in North America

Company to Host Conference Call and Webcast Today at 8:30 am Eastern Time

SOUTH SAN FRANCISCO, Calif. and NEW YORK, Feb. 02, 2017 — Cytokinetics, Inc. (Nasdaq:CYTK) and Royalty Pharma today announced that Cytokinetics has agreed to sell to Royalty Pharma a portion of the potential royalty due to Cytokinetics from Amgen on worldwide sales of omecamtiv mecarbil. Cytokinetics has also agreed to exercise its option to co-invest with Amgen in the Phase 3 development program of omecamtiv mecarbil in exchange for increased royalties from Amgen on worldwide sales of omecamtiv mecarbil outside Japan and co-promotion rights.

Cytokinetics sold to Royalty Pharma a 4.5 percent royalty on potential worldwide sales of omecamtiv mecarbil for $90 million in an upfront cash payment. The royalty rate purchased may increase up to an additional 1 percent under certain circumstances. In addition, Royalty Pharma has agreed to purchase $10 million of Cytokinetics’ common stock.

Cytokinetics has also agreed with Royalty Pharma to exercise its option to co-invest $40 million in the Phase 3 development program of omecamtiv mecarbil under its collaboration with Amgen. As a result, Cytokinetics is eligible to receive an incremental royalty of up to 4 percent on increasing worldwide sales of omecamtiv mecarbil outside of Japan. Following the transaction with Royalty Pharma, Cytokinetics retains the right to receive more than $600 million in potential milestone payments as well as escalating double-digit royalties that may exceed 20 percent on tiered worldwide sales of omecamtiv mecarbil outside Japan, with a lower royalty rate in Japan under the Amgen Agreement.

Exercising its option and co-funding will afford Cytokinetics the right to co-promote omecamtiv mecarbil in institutional care settings in North America, with reimbursement by Amgen for certain sales force activities. A joint commercial operating team comprising representatives of Cytokinetics and Amgen will then be responsible for the commercialization program of omecamtiv mecarbil.

“These key corporate developments underscore our steadfast commitment to the promise of omecamtiv mecarbil for the potential treatment of patients with heart failure and the prudent advancement of our strategy towards commercialization,” said Robert I. Blum, Cytokinetics’ President and Chief Executive Officer. “We are pleased to align with Royalty Pharma on our shared vision of the significant value of omecamtiv mecarbil and how we may realize that upside under our collaboration agreement with Amgen.”

“We are pleased to be partnering with Cytokinetics on this important new approach to heart failure, which remains a significant unmet medical need,” said Pablo Legorreta, Royalty Pharma’s Chief Executive Officer. “The science behind omecamtiv mecarbil is highly novel and represents a potential paradigm shift in the management of heart failure.”

Centerview Partners LLC acted as financial advisor to Cytokinetics on the transaction. Cooley LLP and Morrison & Foerster acted as legal advisors to Cytokinetics on the transaction. Goodwin, Wolf Greenfield, and Maiwald acted as legal advisors to Royalty Pharma on the transaction.

Conference Call and Webcast Information

Members of Cytokinetics’ senior management team will host a conference call and webcast today at 8:30 AM Eastern Time. The webcast can be accessed through the Investors & Media section of the Cytokinetics website at www.cytokinetics.com. The live audio of the conference call can also be accessed by telephone by dialing either (866) 999-CYTK (2985) (United States and Canada) or (706) 679-3078 (international) and typing in the passcode 61858456.

An archived replay of the webcast will be available via Cytokinetics’ website until February 9, 2017. The replay will also be available via telephone by dialing (855) 859-2056 (United States and Canada) or (404) 537-3406 (international) and typing in the passcode 61858456 from February 2, 2017 at 11:30 AM Eastern Time until February 9, 2017.

About Omecamtiv Mecarbil and Amgen Collaboration

Omecamtiv mecarbil is a novel cardiac myosin activator. Cardiac myosin is the cytoskeletal motor protein in the cardiac muscle cell that is directly responsible for converting chemical energy into the mechanical force resulting in cardiac contraction. Cardiac myosin activators are thought to accelerate the rate-limiting step of the myosin enzymatic cycle and shift the enzymatic cycle in favor of the force-producing state. Preclinical research has shown that cardiac myosin activators increase contractility in the absence of changes in intracellular calcium in cardiac myocytes.

In 2006, Amgen and Cytokinetics entered into a strategic alliance to discover, develop, and commercialize novel small molecule therapeutics designed to activate cardiac muscle for the potential treatment of heart failure. Initially, following Amgen’s option exercise in 2009, the collaboration was worldwide, excluding Japan. The companies expanded the collaboration in 2013 to provide Amgen with worldwide rights to develop and commercialize omecamtiv mecarbil and related compounds subject to development and commercial participation rights of Cytokinetics. Omecamtiv mecarbil is being developed by Amgen in collaboration with Cytokinetics. Amgen holds an exclusive, worldwide license to omecamtiv mecarbil and related compounds, subject to Cytokinetics’ specified development and commercialization rights. Amgen has also entered an alliance with Servier for exclusive commercialization rights in Europe as well as the Commonwealth of Independent States, including Russia. Servier contributes funding for development and provides strategic support to the program.

Last month, Cytokinetics announced the start of GALACTIC-HF (Global Approach to Lowering Adverse Cardiac Outcomes Through Improving Contractility in Heart Failure), the Phase 3 cardiovascular outcomes trial of omecamtiv mecarbil which is being conducted by Amgen, in collaboration with Cytokinetics.

About Royalty Pharma

Founded in 1996, Royalty Pharma is the industry leader in acquiring revenue-producing intellectual property, with over $15 billion in royalty assets. Royalty Pharma funds innovation in life sciences both directly and indirectly: directly when it partners with life sciences companies to co-develop and co-fund products in late-stage clinical trials, and indirectly when it acquires existing royalty interests from the original innovators (academic institutions, research hospitals, foundations and inventors). The company’s portfolio includes royalty interests in over 40 approved products including AbbVie’s Humira, AbbVie and J&J’s Imbruvica, Biogen’s Tecfidera, Vertex’s Kalydeco and Orkambi, J&J’s Remicade, Merck’s Januvia, Gilead’s Atripla and Truvada, Pfizer’s Lyrica, and Astellas and Pfizer’s Xtandi. Royalty Pharma is also the preferred partner for pre-approval royalty purchases, having committed over $850 million to direct R&D funding and having invested over $4 billion in royalties on Phase 3 products since 2011.

About Cytokinetics

Cytokinetics is a late-stage biopharmaceutical company focused on discovering, developing and commercializing first-in-class muscle activators as potential treatments for debilitating diseases in which muscle performance is compromised and/or declining. As a leader in muscle biology and the mechanics of muscle performance, the company is developing small molecule drug candidates specifically engineered to increase muscle function and contractility. Cytokinetics’ lead drug candidate is tirasemtiv, a fast skeletal muscle troponin activator. Tirasemtiv is the subject of VITALITY-ALS, an international Phase 3 clinical trial in patients with ALS. Tirasemtiv has been granted orphan drug designation and fast track status by the U.S. Food and Drug Administration and orphan medicinal product designation by the European Medicines Agency. Cytokinetics is preparing for the potential commercialization of tirasemtiv in North America and Europe and has granted an option to Astellas Pharma Inc. for development and commercialization in other countries. Cytokinetics is collaborating with Astellas to develop CK-2127107, a next-generation fast skeletal muscle activator. CK-21271017 is the subject of two ongoing Phase 2 clinical trials enrolling patients with spinal muscular atrophy and chronic obstructive pulmonary disease. Cytokinetics is collaborating with Amgen Inc. to develop omecamtiv mecarbil, a novel cardiac muscle activator. Omecamtiv mecarbil is the subject of GALACTIC-HF, an international Phase 3 clinical trial in patients with heart failure. Amgen holds an exclusive worldwide license to develop and commercialize omecamtiv mecarbil with a sublicense held by Servier for commercialization in Europe and certain other countries; Astellas holds an exclusive worldwide license to develop and commercialize CK-2127107. Licenses held by Amgen and Astellas are subject to Cytokinetics’ specified co-development and co-commercialization participation rights. For additional information about Cytokinetics, visit http://www.cytokinetics.com/.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the “Act”). Cytokinetics disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Act’s Safe Harbor for forward-looking statements. Examples of such statements include, but are not limited to, statements relating to Cytokinetics’ and its partners’ research and development activities, including the design, results, significance and utility of GALACTIC-HF clinical trial results and the potential for success and timing for the progression of omecamtiv mecarbil; and the properties and potential benefits of Cytokinetics’ drug candidates; and Cytokinetics’ receipt of milestone and royalty payments from Amgen, including the timing of such payments; and the applicable royalty rate amounts on omecamtiv mecarbil that may be payable to Royalty Pharma;. Such statements are based on management’s current expectations, but actual results may differ materially due to various risks and uncertainties, including, but not limited to Amgen’s decisions with respect to the design, initiation, conduct, timing and continuation of development activities for omecamtiv mecarbil; potential difficulties or delays in the development, testing, regulatory approvals for trial commencement, progression or product sale or manufacturing, or production of Cytokinetics’ drug candidates that could slow or prevent clinical development or product approval, including risks that patient enrollment for or conduct of clinical trials may be difficult or delayed, Cytokinetics’ drug candidates may have adverse side effects or inadequate therapeutic efficacy, the U.S. Food and Drug Administration or foreign regulatory agencies may delay or limit Cytokinetics’ or its partners’ ability to conduct clinical trials, and Cytokinetics may be unable to obtain or maintain patent or trade secret protection for its intellectual property; Cytokinetics may incur unanticipated research and development and other costs or be unable to obtain additional financing necessary to conduct development of its products; standards of care may change, rendering Cytokinetics’ drug candidates obsolete; and competitive products or alternative therapies may be developed by others for the treatment of indications Cytokinetics’ drug candidates and potential drug candidates may target. For further information regarding these and other risks related to Cytokinetics’ business, investors should consult Cytokinetics’ filings with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance, and Cytokinetics’ actual results of operations, financial condition and liquidity, and the development of the industry in which it operates, may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that Cytokinetics makes in this press release speak only as of the date of this press release. Cytokinetics assumes no obligation to update its forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

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Contact:
Cytokinetics
Diane Weiser
Vice President, Corporate Communications, Investor Relations
(415) 290-7757